Exhibit 3.1.10
and printing of motion f ricture film; to operate motion toxieal -in, acquire by lease or otherwise, and to b’teherwise dispose of to others,, photographic motion picture ilffls’ S 7film rights; to.’, make motion pictures.; to .manufacture, otherwise acquire, and to sell .nd deal in, both at wholesale all kinds of photographic materials, igoods , wares and all “other goods, wares and merchandise which may be required for the Company’s business, or which- may seem capable of being profitably used or dealt in in connection therewith; to carry on said business the Phi iippine_Jt lands’..or ..elsewhere—a-ntt -to-’BsTablish nd maintain a; 3, The amount of the capital stock is to ($50,000.00)’. 4. The. capital stack is fco consi-s,t of the -par value-of &ne Eiandred Dollar ? Be’1 of the same class 4 Tnoiis.a 6 Dolili t hurjdred (SQO)~ shae’s :’ -. — “’ eacH, 3.1.10 — Kodak Philippines COI.pdf

5. The office of the corporation is to be located;jLnf t ty PlWhes r,’in the’County of Monroe and State of? |iw Vor’k Ifts duration is to be perpetual. The number of its directors is to be five (5). ___8. The names and ‘post-office addresses of the aire“ctors, until the first annu&l meeting of-the stockholders, are as fM’lows:- NamesV’- . Post-Offibe Addresses,. CTiarles BU, .Arth|i- p[.-: Pttii’, DQmi|iSgo E, Delgado, Rudd|ph Spefcli, Robinson, 345 State Stfeqt, mz sM i assss 348 .Btat e Stl 343’-State Sti ‘ee“t, 343 State StreetT, -Rd fbte’, 9i The &ames and post-office address of each subscriber ip Certificate of Incorporation and a statement of the number of shares stock which he agrees to take are as f onflows! ‘ Mames. Addresses. Charles 3?. Ames, 343 State St.,Rochester,.B ,Y. Arthur a. Baul, 343 State St.,Rochester, 1 1 i Domingo E. Delgado, 343 State St.,Rochester, Rudolph Speth., 345 State St. ,RoGhester,B.I. Hilton K. Robinson, 343 State St.,Rochester,X.Y. 10. All of the subscribers to this Certificate are of full age; at least .two-thirds of them are citizoM of tlM .United States, and at least one of them is a resident of the $tate~ of New York. All of the persons, named as rdirectora. are of full age, and at least one of them is a citizen of the United States and a resident of the State of New. York.11. The proper-ties and management of the business of this corpora tion shall be placed -in the hands of the Board of Directors, who shall have full powe.rs of administration and shall make authorize’any .dontratfts which -will be necessary or desirable in iffe development- the business of the cprporation.

elsewhere, with full power of attorney frhlch the Philippine l , gfi trt Siw f to grant tq an e i,/B?:-s jrs,-! a sentatioia in .tfce -j t m i ?i& G1 , we have, made, duplicate, day of “ this Cert

On this 29th day of 1027, before me the scriber personally appeared Charles F. Ames, Arthur H. E. Delgado, Hudolph Speth and Milton K. Robinson to me

Certificate of Increase of Capital Stock and of Number of Shares . Kodak Philippines Pursuant to Section -Thirty .-six of • We, the undersigned, constituting the holders of record of all of the outstanding’ shares of Kodak · capital .stock and of number of shares of said 1. . The name of this.corporation is KODAK 2. The certificate of incorporation was in the office of the Secretary of State on file second day of December, 1987. capital stock is Fifty Thousand Dollars 4. The total nuaber.of shares wkich.thercorporation increased is One hundred Thousand Dollars . The. total number of shares, including. those previously authorized, which the corporation may hence forth have is one thousand (1,000), all of which, as here tofore,’ are to be of the. par value of One Hundred Dollars ($100.00) each, and all of which shall be of the same class IN WITNESS WHERE OF, we have made, and subscribed this certificate in duplicate, this 14th day of October EASTMAN KODAK CPMPANY By On this 14th day 14th October,.1931 before me the suscrober, personally me that he resides in the City of he is one of the Vice the corporation described in and which executed the

STATE.OF NEWYORK: CITY OF ROCHESTER: Milton K. Robinson, being duty sworn; deposes and says: That tie is the Secretary of Kodak Phllippinesy Ltd. the corporation mention arid described in the fore going certificate; that the persons who have executed the foregoing certificate constitute the holders of record of all the Outstanding shares of said corporatlon entitled to vote-thereon. Sworn to before me this day of October, 1931.

of Puesuant to Section Thirty-six relation to the proceedings provided for in this does hereby certify as follows: 1. the name of the corporation is Kodak Ltd. 2. . The certificate of incorporation was filed in the Office of the Secretary -of State of the state of New York 3. The certificate of incorporation of this corporation is amended to effect one or more of the changes York, to wit: to change the number of its :and to increase the ajnouixt of its-capital stock The certificate of incorporation 3 and 4 thereof that the par value of one hundred Dollars IN WITNESS WHEREOF the and acknowledged this cerificate this State of New York County of Monroe: ss. City of Rochester: On the 21th day of October, personally came D. Mc.Master, to me sworn, did depose and say New York that he is a Vice persident of East the corporation described in and which ment; that he knows the seal of said affixed to said -instrument is such corporate seal; that it was by order of the Board of DJ-rectors of said .corporation, and that he signed his name therto book of said corporation that the persons who have executive Subscribed and sworn to before me this 26th say of october, 1950. STATE OF NEWYORK: SS. COUNTY OF MONROE A. STUBER,“being duly svorn, deposes. And says THAT HE is the.ViCe-President of Kodak Philippines, Ltd., the corporation named in the annexed certificate of amendment of certificate of incorporation increasing the number of shares and capital stock of said corporalon pursuant to Section Thirty-six of the Stock Corporation .Is. thereby authorised ,to. issue is if the gloak Corporation Law; that the .muribep of which the corporation is hereby authorized to issue is one Subscribed and sworn to Before me this 26th day of october, GERTRUDE NATARY PUBLIC IN THE MONROE COUNT MY COMMISSION EXPIRES MARCH 1952

Certificate of Amendment of Certificate of Incorporation of KODAK PHILIPPINES, LTD. Pursuant to. Section Thirty-six of the Stock Corporation Law 1 The undersigned being the holder of record of all the If, outstanding shares of the corporation entitled to votys ,with relation “to the proceedings provided for in this certificate does hereby certify as follows: 1. .The name of the coVporation is K 5dak Philippinea, 2. The certificate of .incorporation was filed in the office of the Secretary of State of the State of New York the 2nd day of December, 1927. 3. The certificate of is hereby amended to effect one or more.of the changes authorized by Subdivision 2 of Section 35 of the Stock Corporation,Law of if New York, to wit: to change the ntuiiber of its Authorized shares, and to “increase the amount of its capital stock. 4. The certificate, of incorporation as previously. filed j; and as. heretofore amended provides in Articles 3 and. A thereof that the. amount of the capital stock is Two hundred fijfty. thousand .Dollars ($250,000) to consist of two thousand five hundred (2,500) shares of the par value of One hundred Dollars 5. The Certificate-of incorporajtion is hereby further amended so that Articles 3 and 4 thereof shall read as follows:

The capital stock shall consist of six thousand (6,000) shares of the par value ‘of” One hundred Dollars ($1000.00) each, all of which are to be- of .the featfie class. IN WITNESS WHEREOF the undersigned-has .subscribed and State of New York County of Monroe City of Rochester On the 30th day of April in the year 1963 before brighton, New York; that he is a Vice Company, the corporation described in and which executed the above instrument; that he knows the seal of said corporation that the .seal affixed to said sucfiTcorporate seal; that it was so, affiixed fey order of: the Board of Directors of said corpor- GLR.TBUftE .S. PEER NOTARY.PUBLIC STATE. OF NEW YORK-COUNTY OF MONROE

STATE OF NEW YORK COUNTY OF MONROE W. F. SHEPARD being duly sworn deposes and he is the Secretary of Kodak Philippines, Ltd., and that-the persons who/have executed the foregoing certificate constitute , in person the holders of record of all of the outstanding shares of said cprporation ings provided for in such certificate Subscribed and sworn to before me this day of -April, 1963. NOTARY PIJBUC, STATE OF NEW YORK COUNTY OF MONROE STATE OF NEW YORK COUNTY,,OF MONROE : named in the annexed certificate oF amendment of___certificate of incorporation increasing the-number ef shares and capital/-stock of corporation pursuanfe- toSec’Clon Thirty-six of the Stock -! Tjhat;the number of additipnalshares whichthe corpor- That no shares are changed by the fpregoing-certificat-eH no increase in the par value of shares is lautfiprized by the foregoing certificate. Subscribed and sworn to before me this 30th day of April 1963. Notary Public. NOTARY PUP1.JC STAFF. OF

CERTIFIC oF AMENDMENT of the KODAK PHILIPPINES Under Section 805 of the Business Corporation Law The undersigned ‘holder of record of all outstanding shares, of- Kodak Philippines, Ltd. -entitled 1. The” name oX-.-the. corporation is Kodak Phllippiffes, Ltd. 2. The Certificate of lncorporation was filed by the Secretary of State on Decmber 2, 1927. 3 The Gertlfloate of Incorporation is’ herehy-amended as: ‘authorized by Section -80 I/of the Business Corporation Law .td (a) Paragraph 1 of the . Certificate of Incorporation amended:byricteie-tlng the word “proposed,” and as so amende i The name of the corporation is Kodak (-b-)- Paragraph-2 of the Certificate-of Incorporation . sets forth’the purposes of the corporation is nnended by The purposes of the -corporation:,.are as follows: To engage -in any-commercial, merean-teile, industrial,_manufacturing, i-mport and/or ex-port” activities; photo processing and.phot.ofin’ishing services,- -rasaarch, servieirig, agency. any ,

To acquire,___hold, create interests in,’ or .disgose of “real or-personal property tangible’- Paragrapt fcfenovlded for perpetual duration of the- . . corporation a .inatter how covered by Section -202(a).(-1) of the BusJUiesa- Corporation Law. Paragraph ? fix-eii- $he number of directors at -five. Paragraph 8’gave-the names and post office addresses of the original .direetors. paragraph 9 gave the names and post office addresses .of each subscriber to. the Certificate of Incorporation and state’d the- number of shares he agreed to Parllraph 10 stated-.that the directors and subscribers met certain required by the law then in force Parlgraph 11 stated that the properties and management of the business was., placed in the hands of the Board ‘of Directors and conferred powers on the-Board”, matters now. covered by Article Paragraph 12 provided that Oa .director need not be a ockholder; to qualify as-a director, a provision the Business Corporation (d) A hew paragraph 6 is added to the Cerficate. of Incorporation reading as follows

-3- 6. The. Secretary of State’ ofEhe” State of New York agon-h whom any-shi.’vice any or proceeding, against it may served.’ The address to which the. Secretary . of State shall mail a copy of upon him is- 33 State Street, Rochester (e) A .new paragraph 7 is added to TheCertificate of incorporation reading as follows: 7. No hpl’der of. shares of the corporation of any class. now or hereafter authorized shall have any preferential or preemptive right to subscribe for purchase or receive any shares of the corporation of any class, hereafter authorized, or any options or warrants for such shares or any rights to subscribe to or purchase such shares, or any shares which may at any time issued, sold or offered for sale by the corporation The above. amendments to_the’Certificate of Incorporation were the entitled to vofce thereon. and signed this Certificate affirms the statements containe.d herein are true penalties of perjury. EASTMAN- KODAlf’SQMPAN

CERTIFICATE OF AMENDMENT of the CERTIFICATE OF INCORPORATION of KODAK PHILIPPINNES LTD Under Section 805 of the Business Corporaton Law The undersingned holder of record of all outstanding shares of Kodak

(b) Paragraph A of the Certificate of In£orporatlonr is amendea by deleting the Words arid figures six thousand (6,000) and substituting therefor the following words and Paragraph 4 Wads: The capltal grort t.housandQ5JBHa)ha-res of ttfe pgr value of One Hundred Dollars ($100). each, all of’w.hlch .are tcr be of the same The above amendments to the Incorporatlon-weTe—authoTized” By unarrlinous “wTI’tte.n cbnsent setting forth the a signed by the holder all oots-tanding shares entitled :to-vpt-e-thereoni IN WITNESS WHEREOF, the shareholder has’ January,- 1984, and affirms the statements contained herein are true under the penalties of perjury. EASTMAN KODAK COMPANY Otodtor Section 607 of the Business Corporation Law Van araafilland, being the vicresideiit, and act or activity for which corporationi ay-ttr vgpAifA under the Busine corporation Law, BTOvided thai “it is not formed to engage In any act or — — activity requiring the p otfejat;. or approval of anV tate official, deparMnt, fioard, agency or -other body, without uch consent orapproval first being obtained. ___. — - — ’ .. (q) to bring up to date the Bailing address in attiele 5-mo that it reads as follows: